Exhibit 10.2

Share Exchange Agreement

Party A: Hangzhou Longyun Network Technology Co., Ltd.

Unified Social Credit Code: 913301093112964430

Address: 22nd Floor, Hanshi Building, 1786 Binsheng Road, Binjiang District, Hangzhou City, Zhejiang Province, China

Party B: Shenzhen Dao Wuxing Technology Co., Ltd.

Unified social credit code: 91440300MA5FU21L7N

Address: No. 312, Mai Kelong Building, No. 6, Gaoxin South 6th Road, Gaoxin District, Yuehai Street, Nanshan District, Shenzhen

Target company (1): Dacheng Liantong (Zhejiang) Information Technology Co., Ltd.

Unified Social Credit Code: 91330102MA2GNW2G1J

Target company (2): Shenzhen Aipu Hongfu Technology Co., Ltd.

Unified Social Credit Code: 9144030035790917X5

Target company (3): Shenzhen Excellence Heritage Jewelry Co., Ltd.

Unified Social Credit Code: 914403003428243093

Given:

1.	Party A is a limited company registered and legally existing in China in accordance with Chinese laws, with a registered capital of RMB 10 million.

2.	Party B is a limited company registered and legally existing in China in accordance with Chinese laws, with a registered capital of RMB 10 million.

3.	Target company (1): Dacheng Liantong (Zhejiang) Information Technology Co., Ltd. has registered capital of 10 million yuan, which has not been paid in yet. Party A is the target company’s (1) existing shareholder holds 100% of the company’s shares.

Party A transfers 20% of the shares of the target company (1) to Party B in accordance with the content of this contract, and Party B is willing to accept the above-mentioned transferred shares and rights under the conditions stipulated in the terms of this contract.

4.	The target company (2) Shenzhen Aipu Hongfu Technology Co., Ltd. has a registered capital of RMB 10 million, which has not yet been paid in, and the company holds 30% of the shares of Qianhai Guorong hong Commercial Factoring (Shenzhen) Co., Ltd without financial contribution in capital.

5.	The target company (3) Shenzhen Excellence Heritage Jewelry Co., Ltd. has a registered capital of RMB 10 million yuan, which has not paid-in, and the company holds 70% of the shares of Qianhai Guorong hong Commercial Factoring (Shenzhen) Co., Ltd. without financial contribution in capital.

6.	Party B is the existing shareholders of the target company (2) and target company (3), and both hold 100% of the shares of the above-mentioned company. Party B will hold 100% of the target company (2) and target company (3) in accordance with the content of this contract. 100 % of the shares are transferred to the controlling subsidiary of Party A, and the controlling subsidiary of Party A is willing to accept the above-mentioned transferred shares and rights under the conditions stipulated in the terms of this contract.

Therefore, the parties have reached the following agreement on equity swaps through friendly consultations on an equal and voluntary basis for mutual compliance:

1.	The Content of Equity Swap

1.	Both parties A and B agree that Party A will use its 20% shares of Dacheng Liantong (Zhejiang) Information Technology Co., Ltd, replacing 100% of the shares with Shenzhen Aipu Hongfu Technology Co.,Ltd and Shenzhen Excellence Heritage Jewelry Co., Ltd held by Party B.

2.	Party A transfers 20% of the shares of Dacheng Liantong (Zhejiang) Information Technology Co., Ltd., and Party B transfers the above-mentioned shares and assumes the corresponding shareholder responsibilities.

3.	Party B transfers 100% shares of Shenzhen Aipu Hongfu Technology Co., Ltd. and Shenzhen Excellence Heritage Jewelry Co., Ltd., and Dacheng Liantong (Zhejiang) Information Technology Co., Ltd., a subsidiary of Party A, will transfer all of the above shares and assume the corresponding shareholder responsibilities obligation.

4.	Party A must first transfer 20% shares of Dacheng Liantong (Zhejiang) Information Technology Co., Ltd. to Party B and complete the change of industrial and commercial registration. Within 3 working days after Party B becomes a shareholder of Dacheng Liantong (Zhejiang) Information Technology Co., Ltd., it must transfer 100% shares of Shenzhen Aipu Hongfu Technology Co., Ltd. and Shenzhen Excellence Heritage Jewelry Co., Ltd. to Party A and complete Industrial and commercial change registration.

5.	Both parties A and B have reached an agreement through negotiation and have no objection to the content of above-mentioned equity replacement.

2.	Equity swap

1.	Upon confirmation by both parties A and B, Party B will transfer 20% of the shares of Dacheng Liantong (Zhejiang) Information Technology Co., Ltd., and Party B shall pay RMB 2 million yuan in capital before October 31, 2020, and the payment will be made directly transferred to the account of Dacheng Liantong (Zhejiang) Information Technology Co., Ltd. Both parties A and B jointly undertake the business production and operation of Dacheng Liantong (Zhejiang) Information Technology Co., Ltd., each party shall assume the obligations of shareholders in proportion to their shareholding.

2.	Since Shenzhen Aipu Hongfu Technology Co., Ltd. and Shenzhen Excellence Heritage Jewelry Co., Ltd. jointly hold 100% of the equity of Qianhai Guorong hong Commercial Factoring (Shenzhen) Co., Ltd., Party A considers the commercial factoring license held by Qianhai Guorong hong Commercial Factoring (Shenzhen) Co., Ltd has certain commercial value. Therefore, the 100% equity of Shenzhen Aipu Hongfu Technology Co., Ltd. and Shenzhen Excellence Heritage Jewelry Co., Ltd was valued at RMB 200,000 yuan. Party A shall pay Party B RMB 200,000 yuan before October 31, 2020.

3.	The Rights and Obligations of The Two Contracting Parties

1.	After this agreement comes into effect, both parties shall actively cooperate with each other in handling equity change procedures and provide relevant information to each other in a timely manner.

2.	Both parties A and B guarantee that apart from this contract, before then, they have not reached an agreement with anyone or promised anyone to sell or transfer the transferred equity under this contract; and guarantee that the equity under this contract is not If there are any pledges, guarantees, etc. unknown to the other party that make the equity untransferable, and there is no dispute or litigation involved, it shall bear corresponding liabilities.

3.	Both parties A and B guarantee that the replacement of the equity under this contract will not violate the provisions of the articles of association of both parties, and shall go through relevant procedures or sign relevant documents in accordance with the articles of association of the company. If the contract cannot be effectively performed due to reasons stipulated in the articles of association of one party , The breaching party must compensate the observant party for all losses caused thereby.

4.	Party A shall provide Party B with all legal documents necessary for Party B to enjoy the rights and interests of shareholders of the exchange of equity after signing this contract.

5.	Party B shall provide Party A with all the legal documents necessary for Party A to enjoy the rights and interests of shareholders in exchange of equity after signing this contract.

6.	Party A shall issue written materials to confirm that, from the effective date of this contract to the date when Party B’s register of shareholders change and industrial and commercial change registration procedures are completed, Party B shall enjoy the rights of Dacheng Liantong (Zhejiang) Information Technology Co., Ltd as their shareholder. Party B guarantees that it will perform its obligations in accordance with the articles of association of Dacheng Liantong (Zhejiang) Information Technology Co., Ltd., and shall enjoy the profits, bear risks and responsibilities according to the articles of association.

7.	Party B shall issue written materials to confirm that, from the effective date of this contract to the date when Party A’s holding subsidiary’s shareholder register change and industrial and commercial change registration procedures are completed, Party A’s holding subsidiary shall be entitled to enjoy the rights and interests of Shenzhen Aipu Hongfu Technology Co., Ltd. and Shenzhen Excellence Heritage Jewelry Co., Ltd as their shareholder. Party A’s holding subsidiary guarantees to perform its obligations in accordance with the articles of association of Shenzhen Aipu Hongfu Technology Co., Ltd. and Shenzhen Excellence Heritage Jewelry Co., Ltd., and to enjoy profits, bear risks and responsibilities according to the articles of association.

8.	Both parties A and B are obliged to implement all necessary acts such as handing over materials and signing all necessary deliveries after this contract takes effect to achieve the purpose of the contract.

4.	Confidentiality Clause

Party A and Party B shall keep the business secrets of the parties involved in this agreement, unless required by laws or administrative regulations or required by relevant regulatory agencies to undertake disclosure obligations.

5.	Liability for breach of contract

After the signing of this contract, both parties shall strictly perform the terms of this contract. If either party fails to perform or does not fully perform the terms of this contract, it shall bear the default of 20% of the replacement equity price to the observant party. And compensate for the losses caused to the observant party.

6.	Contract Modification and Termination

1.	The change of this contract must be negotiated by both parties and signed a written change agreement. If the negotiation fails to reach an agreement, the contract will continue to be valid.

2.	If both parties agree to terminate the performance of this contract, they must sign a written termination agreement

7.	Dispute Resolution

Any disputes related to this contract shall be resolved through negotiation between the two parties. If the negotiation fails, either party has the right to bring a lawsuit to the People’s Court with jurisdiction in the place where Party A is located.

8.	Other

1.	For matters not covered in the contract, both parties can sign a supplementary agreement. The supplementary agreement has the same legal effect as this contract.

2.	This contract will take effect after both parties sign and seal.

3.	This contract is made in two copies, with each party holding one copy, with the same legal effect.

(This page is the signing page of the Equity Exchange Contract)

Party A: Hangzhou Longyun Network Technology Co., Ltd.

The Date:

Party B: Shenzhen Dao Wuxing Technology Co., Ltd.

The Date:

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